UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported): July 15, 2003.

ENCISION, INC.
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-28604 (Commission File Number)	84-1162056 (IRS Employer Identification No.)

4828 Sterling Dr., Boulder, Colorado (Address of principal executive offices)		80301 (Zip Code)

Registrant’s telephone number, including area code (303) 444-2600

ITEM 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

                In June, 2003, the Board of Directors of Encision, Inc. directed the Audit Committee of the Board to select a new independent auditing firm.  On July 15, 2003, Encision engaged the firm selected by the Audit Committee, Spicer, Jeffries & Co. as independent auditors for the fiscal year ending March 31, 2004, to replace the firm of KPMG LLP, (“KPMG”) who were dismissed as Encision’s accountants following the fiscal year ended March 31, 2003.

                The audit reports of KPMG on the financial statements of Encision as of and for the fiscal year ended March 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  During Encision’s most recent fiscal year ended March 31, 2003 and the subsequent interim period through July 15, 2003, there were no disagreements between Encision and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

                Encision has not consulted with Spicer Jeffries for the two most recent fiscal years through the date of this Report regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

                A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7.  EXHIBITS

                The exhibit index located following the signatures to this Form 8-K lists each of the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encision Inc.

Date: July 29, 2003	/S/ James A. Bowman
Name: James A. Bowman Title: President & CEO

Exhibit Index

No.	Description
16.1	Letter from KPMG.